Exhibit 10.2

VIREO HEALTH, INC.

2018 EQUITY INCENTIVE PLAN

ARTICLE 1.

EFFECTIVE DATE, OBJECTIVES AND DURATION

1.1              Purpose of Plan. The purpose of the Vireo Health, Inc. 2018 Equity Incentive Plan (the “Plan”) is to attract and retain employees, directors, officers and Consultants, and to advance the interests of the Company and its shareholders by enabling the Company and its Affiliates to motivate key employees, directors, and Consultants by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

1.2              Effective Date of Plan. The Plan shall become effective January 1, 2018, or, if later, the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made prior to the Effective Date.

1.3              Duration of Plan. This Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate this Plan at any time pursuant to Article 15 hereof, until all Awards have expired or terminated, the tenth anniversary of the Effective Date, or the date all Shares subject to this Plan have been distributed, whichever occurs first (the “Termination Date”), provided that termination of this Plan shall not adversely affect any Awards outstanding on the date of termination.

ARTICLE 2.

DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below:

2.1              “Affiliate” of the Company means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company.

2.2              “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any stock exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

2.3              “Award” means Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Awards, Dividend Equivalents, and Other Stock-Based Awards granted under this Plan.

2.4              “Award Agreement” means the written agreement (which may be in paper or electronic form as determined by the Committee) by which an Award shall be evidenced.

2.5              “Board” means the Board of Directors of the Company.

2.6             “Cashless Exercise” means a program approved by the Committee in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.

2.7              “Cause” means, unless otherwise defined in an Award Agreement or a Participant’s employment agreement with the Company, in which case such alternative definition will control, Participant's action or inaction that is materially adverse to the interests of the Company or any Affiliate, as determined by the Committee in good faith, and in its sole discretion, including, but not limited to Participant's:

(i)        neglect of his or her duties and responsibilities to the Company or its Affiliates, after notice and a reasonable opportunity to cure (not to exceed ten (10) days);

(ii)       misappropriation of funds, properties or assets of the Company or its Affiliates, intentional tort(s), fraud or other material dishonesty with respect to the Company or its Affiliates, or other willful misconduct that could reasonably be expected to be materially harmful to the business, interests or reputation of the Company or its Affiliates;

(iii)      conviction of a crime constituting a felony, including the entry of a plea of guilty or no contest by the Participant to a charge of a crime constituting a felony, or materially and adversely affecting the Company, or the Participant's prior or future pre-trial diversion, conviction, or plea of guilty or no contest to any crime which constitutes a crime of breach of trust or dishonesty;

(iv)      removal from the Participant's position with the Company or any Affiliate by action of any regulatory authority;

(v)       actions or inactions resulting in the imposition of fines, penalties or assessments against the Company and/or any of its Affiliates by any regulatory authority or material injury to the Company or an Affiliate;

(vi)      breach of any employment, non-competition or non-solicitation agreement entered into by the Participant for the benefit of the Company and its Affiliates;

(vii)    breach of fiduciary duties to the Company or any Affiliate; or

(viii)    commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury, financial or otherwise, to the Company or an Affiliate.

2.8             “Change of Control,” unless otherwise defined in the Award Agreement, shall be deemed to have occurred if:

(i)    Continuity Directors cease to constitute a majority of the members of the Board;

(ii)    any person or group (as such terms are defined in Section 13(d) of the Exchange Act) has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company, but a Change of Control will not be deemed to have occurred if such acquisition is for the purpose of providing financing to the Company, is by a group that consists solely of beneficial owners of the Company as of the effective date of the Plan, is the result of a repurchase by the Company of its voting securities, or is by an entity owned in substantially the same proportions by the persons who own the Company’s voting capital stock immediately before the transaction;

(iii)     a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (a) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (b) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock (or imputed ownership of Common Stock through the ownership of preferred stock of the Company), or (c) an entity in which the holders of a majority of the Company’s voting shares immediately prior to the transaction continue to hold a majority of the total voting power represented by the shares of the Company’s (or the surviving entity’s) voting capital stock immediately after the transaction;

(iv)     a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person other than an entity in which the holders of a majority of the Company’s voting shares immediately prior to the transaction continue to hold a majority of the total voting power represented by the shares of the Company’s (or the surviving entity’s) voting capital stock immediately after the transaction.

Notwithstanding the foregoing, to the extent that a change in the form or time of payment of an Award that constitutes deferred compensation under Code Section 409A is required upon a Change of Control, no Change of Control will be considered to have occurred for purposes of determining the form or time of payment unless such event constitutes a permissible payment event under Code Section 409A.

2.9            “Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10          “Committee” means a committee established by the Board to administer the Plan under Article 3, and so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, it shall consist of two or more Non-Employee Directors, each of whom shall be (a) an independent director within the meaning of the stock exchange rules and regulations, and (b) a non-employee director within the meaning of Exchange Act Rule 16b-3.

2.11          “Common Stock” means the common stock of the Company, $0.00001 par value.

2.12          “Company” means Vireo Health, Inc., a Delaware corporation.

2.13          “Consultant” means a person, excluding employees and non-employee directors, who performs bona fide services (other than capital-raising services) for the Company or an Affiliate as a consultant or advisor.

2.14          “Continuity Directors” of the Company means any individuals who are members of the Board on the Effective Date and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination) or by shareholders representing a majority of the issued and outstanding shares of the capital stock of the Company as of the date of the adoption of this Plan.

2.15           “Deferred Award” means a right granted under Article 10.

2.16          “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, to the extent an Award that constitutes deferred compensation under Code Section 409A provides for a change in the form or time of payment upon a Participant’s disability, a Participant will only be considered to have a Disability if the disability constitutes a permissible payment event under Code Section 409A.

2.17          “Dividend Equivalent” means a right, subject to any limitations in this Plan, to receive payments equal to dividends or property, if and when paid or distributed, on Shares.

2.18          “Effective Date” means the date the Plan is effective, as described in Section 1.2.

2.19          “Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee Consultant to, the Company or any Affiliate, or potential employee (including a potential officer) of, non-employee director of, or non-employee Consultant to, the Company or an Affiliate.

2.20          “Employee” means an employee of the Company or an Affiliate.

2.21          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.22          “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, based on a reasonable application of a reasonable valuation method, provided that if the Shares are readily tradable on an established securities exchange, the Fair Market Value of the Share shall be based upon the closing price on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

2.23          “Good Reason” means, unless otherwise defined in an Award Agreement or employment agreement between the Participant and the Company or an Affiliate, the existence of any of the following conditions without the consent of the Participant, but only if the Participant provides written notice to the Company or the Affiliate of the existence of the condition within 30 days of its initial existence and neither the Company nor the Affiliate remedies the condition within 30 days after receiving such notice: (a) a material reduction in the Participant’s base salary or target incentive opportunity, (b) a requirement that the Participant be based more than fifty (50) miles from where the Participant’s office is located immediately prior to the Change of Control, (c) a material adverse change in the Participant’s status or position as an executive of the Company or an Affiliate as in effect immediately prior to the Change of Control, meaning, without limitation, any adverse change in the Participant’s status or position(s) as a result of a material diminution in the Participant’s authority, duties or responsibilities, or (d) the Company’s or Affiliate’s material breach of any agreement under which the Participant provides services to the Company or an Affiliate.

2.24          “Grant Date” means the date on which the Committee (or its proper delegate) adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.25          “Incentive Stock Option” means an Option that is intended to meet the requirements of Code Section 422.

2.26          “Minimum Consideration” means $.001 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

2.27          “Non-Employee Director” means a member of the Board who is not an Employee.

2.28          “Option” means an option granted under Article 6 of this Plan.

2.29          “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.30          “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.31          “Other Stock-Based Award” means a right granted under Article 12 hereof that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.32          “Participant” means a person who has been granted an Award.

2.33          “Performance Measures” has the meaning set forth in Section 4.5.

2.34          “Performance Period” means the time period during which performance goals must be met.

2.35          “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.36          “Period of Restriction” means the period during which, if conditions specified in the Award Agreement are not satisfied, Restricted Shares are subject to forfeiture or the transfer of Restricted Shares is limited, or both.

2.37          “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.38          “Restricted Share Units” means rights to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

2.39          “Restricted Shares” means Shares that are initially both subject to a risk of forfeiture and are nontransferable until the conditions applicable to such Shares specified in the Award Agreement are satisfied.

2.40          “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

2.41          “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.42          “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.43          “Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.

2.44          “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.45          “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7.

2.46          “Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a Change of Control.

2.47          “Termination of Service” occurs, except where otherwise provided in the Award Agreement, on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer or non-employee director or with respect to an individual who is an employee, officer or non-employee director of or a Consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. A Termination of Service will occur on account of, or by reason of, a Change of Control if within two (2) years (or such other shorter period specified in the Award Agreement) following the Change of Control the Participant is involuntarily terminated by the Company or an Affiliate (other than for Cause) or voluntarily terminates employment for Good Reason. To the extent that an Award that constitutes deferred compensation under Code Section 409A provides for payment upon a Participant’s Termination of Service, a Participant will be considered to have a Termination of Service if the Participant has a “separation from service,” as defined under Code Section 409A.

2.48          “Vesting Date” means a date specified in the Award Agreement on which the Award or a portion thereof is eligible to become nonforfeitable subject to any conditions specified therein.

ARTICLE 3.

ADMINISTRATION

3.1            General. The Plan will be administered by the Board or by a Committee, or a combination thereof. Such Committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such Committee will constitute a quorum. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

3.2            Authority of Committee. Subject to and to the extent consistent with the provisions of this Plan, the Committee has full and final authority and sole discretion to:

(i)             determine when, to whom and in what types and amounts Awards should be granted;

(ii)            grant Awards in any number, and, in the Award Agreements, to determine the terms and conditions applicable to each Award (including (a) the number of Shares or the amount of cash or other property to which an Award will relate, (b) any exercise price, grant price or purchase price, (c) any limitation, restriction, or condition of exercise, (d) any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, (e) any performance goals including those relating to the Company and/or an Affiliate and/or any division or department thereof and/or an individual, and/or (f) vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(iii)          determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and whether any performance or vesting conditions have been satisfied;

(iv)          determine whether or not specific Awards shall be granted in connection with other specific Awards and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(v)            determine the term of an Option or Stock Appreciation Right;

(vi)          determine the amount, if any, that a Participant shall pay for Restricted Shares, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(vii)         determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason;

(viii)        determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Participant or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;

(ix)            offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(x)            construe and interpret this Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of this Plan;

(xi)           make, amend, suspend, waive and rescind rules, regulations, policies and procedures relating to this Plan, including rules relating to electronic Award Agreements, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Service of a Participant, and rules (including special definitions where applicable) established for the compliance of this Plan, Awards and Award Agreements with Code Section 409A;

(xii)          appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(xiii)         with the consent of the Participant, amend any such Award Agreement at any time, among other things, change the Option Price or grant price for an SAR (but if such amendment reduces the Option Price or the SAR grant price or has the effect of “repricing” an Option or SAR, as defined under applicable rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded, then such amendment may be made only with shareholder approval); provided that the consent of the Participant shall not be required for any amendment to the extent it (a) does not materially adversely affect the rights of the Participant, with such materiality determined without regard to any tax consequences of such amendment, (b) is necessary or advisable (as determined by the Committee) to cause the Plan or the Award to comply with Applicable Laws or accounting or tax rules and regulations, (c) imposes any “clawback” or recoupment provisions on any Awards in accordance with Section 5.8, or (d) is specifically permitted by this Plan or an Award Agreement;

(xiv)         cancel, with the consent of the Participant, outstanding Awards and grant new Awards in substitution therefor, or amend outstanding Awards, subject to the limitations on actions having the effect of “repricing,” as defined in (xiii), above and to Section 5.3;

(xv)          make adjustments in the terms and conditions of, and the criteria in, Awards including in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, upon a Change of Control, or in response to changes in applicable laws, regulations or accounting principles;

(xvi)         delegate its authority to one or more officers of the Company with respect to Awards that do not involve Section 16 Persons;

(xvii)        determine whether each Option is to be an Incentive Stock Option or a non-qualified stock option;

(xviii)    designate that the Performance-Based Exception shall apply to an Award (including a cash bonus) and select the Performance Measures that will be used;

(xix)         grant Awards to Eligible Persons who are foreign nationals, located outside of the United States, not compensated from a United States payroll, or otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan, and, in connection therewith, establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent deemed necessary or desirable, and take any other action it deems advisable to obtain local regulatory approvals or comply with any necessary local governmental regulatory exemptions;

(xx)            correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret this Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under this Plan; and

(xxi)          take any other action with respect to any matters relating to this Plan for which it is responsible and make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

All determinations on all matters relating to this Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee. If not specified in this Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. Any action of the Committee with respect to this Plan or any Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Participant, any person claiming any rights under this Plan from or through any Participant, and shareholders, except to the extent the Committee subsequently modifies its prior action or takes further action that is inconsistent with its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under this Plan (subject to Section 5.6(iii)). No member of the Committee shall be liable for any action or determination made with respect to this Plan or any Award.

3.3              Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of such person's action or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (b) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding; provided that such person shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1            Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under this Plan shall be one million (1,000,000) Shares (“Share Limit”). Shares issued pursuant to Awards made pursuant to Section 5.5(ii) will not be charged against the Shares authorized for issuance under this Plan. The Shares may be divided among various types of Awards as the Committee determines, but the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be the Share Limit.

Only Shares actually issued shall be charged against the Shares authorized for issuance under this Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under this Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan shall not again be made available for issuance or delivery under this Plan if such shares are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Award.

Shares delivered pursuant to this Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of this Plan.

4.2            Adjustment to Share Limit and Awards.

(i)             If the Committee (or if the Company is not the surviving corporation in a corporation transaction, the board of directors of the surviving corporation) determines that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, such that the Committee (or the board of directors of the surviving corporation, if applicable) determines that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee (or the board of directors of the surviving corporation, if applicable) shall, in such manner as it may deem equitable, and in a manner consistent with and not in violation of Code Section 409A, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Participant, as set forth in Section 4.3. No adjustment may result in creation of a fractional Share under any Award, and any adjustment affecting an Option or a SAR (including a Nonqualified Stock Option) shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

(ii)             Except as provided in Section 4.2(i), a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Price or SAR exercise price of Shares subject to an Option or an SAR). The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

ARTICLE 5.

ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

5.1              Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2              Award Agreement. To the extent not set forth in this Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3             Vesting and Termination of Service. Each Award Agreement will set forth the conditions under which the Award will vest. Except as provided in an Award Agreement or as otherwise provided in Section 6.6, Section 7.4, and Section 16, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Service shall be forfeited. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

5.4             Transferability of Awards. Except as provided in this Section 5.4, (a) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (b) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 5.4 shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

5.5              Stand-Alone and Substitute Awards.

(i)               Subject to all Awards being granted in compliance with Code Section 409A, Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in substitution for, any other Award granted under this Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non- Plan Award”); provided that if the stand-alone or Substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(ii)            The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under this Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or Consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value and in a manner consistent with and not in violation of Code Section 409A. The Share Limit of Article 4, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and grant prices for SARs, shall not apply to Substitute Awards granted under this subsection (ii).

5.6             Compliance with Rule 16b-3.

(i)              Six-Month Holding Period Advice. Unless a Participant could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under this Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Participant to comply with the following in order to avoid incurring liability under Section 16(b): (a) at least six months must elapse from the date of acquisition of a derivative security under this Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under this Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(ii)            Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(iii)            Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of this Plan.

5.7             Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and this Plan or if the Participant has a Termination of Service for Cause.

5.8            Clawback Policy. Notwithstanding any other provision in this Plan or in any Award Agreement, any Award may be subject to recovery under any law, governmental regulation or stock exchange listing requirement, including certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or certain recovery provisions of the Sarbanes-Oxley Act of 2002, or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to an executive under certain circumstances. Any Participant or beneficiary receiving an Award acknowledges that the Award may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with any law, governmental regulation or stock exchange listing requirement or as set forth in an Award Agreement.

5.9            Restrictive Covenants and Forfeiture Events. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions, including certain actions following a Termination of Service. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, the Participant’s Termination of Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

5.10          No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding any other provision in this Plan to the contrary, in no event may cash or stock dividends or Dividend Equivalents relating to an unvested portion of an Award be paid to a Participant before that portion of the Award becomes vested.

ARTICLE 6.

STOCK OPTIONS

6.1            Grant of Options. Subject to and consistent with the provisions of this Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or an Affiliate.

6.2            Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3            Option Price. Except with respect to Substitute Awards, the Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4            Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option shall:

(i)             be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(ii)            be granted within ten (10) years from the earlier of the date this Plan is adopted or the date this Plan is approved by shareholders of the Company;

(iii)           have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(iv)          have an Option Term of not more than ten (10) years (five years if the Participant is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(v)            not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under this Plan or any other stock option plan of the Participant’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Participant during any calendar year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(vi)           if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under this Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(vii)         require the Participant to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(viii)         by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant may, to the extent provided in this Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Participant’s death; and

(ix)            if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (iv) and (v) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Participant, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.5            Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(i)              cash, personal check or wire transfer;

(ii)            Shares, valued at their Fair Market Value on the date of exercise (or by delivering a certification or attestation of ownership of such Shares);

(iii)           with the approval of the Committee, Restricted Shares held by the Participant, with each Share valued at the Fair Market Value of a Share on the date of exercise;

(iv)           with the approval of the Committee, for any Option other than an Incentive Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment for the Shares with respect to which the Option is being exercised but will reduce the number of Shares upon the exercise by the smallest number of whole Shares having a Fair Market Value on the date of exercise necessary to cover the aggregate payment amount; or

(v)            subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Participant by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (a) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (b) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

6.6            Exercise. Each Option shall set the terms under which the Option shall become exercisable, provided that, except as otherwise provided in an Award Agreement:

(i)             If Termination of Service occurs for a reason other than death, Disability or Cause, Options that were vested and exercisable immediately before such Termination of Service, or become exercisable upon such Termination of Service, shall remain exercisable for a period of three (3) months following such Termination of Service (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(ii)            If Termination of Service occurs by reason of death, or if the Participant dies in the three-month (3-month) period following Termination of Service for a reason other than Disability or Cause, Options that were vested and exercisable immediately before death, or become exercisable upon death may be exercised for a period of nine (9) months following death (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(iii)           If a Termination of Service occurs by reason of Disability, all Options that were vested and exercisable immediately before such Termination of Service, or become exercisable upon such Termination of Service, shall remain exercisable for a period of six (6) months following Termination of Service (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(iv)           If Termination of Service is for Cause, then any unexercised Options shall be thereupon cancelled.

6.7            Shareholder Privileges. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the Participant becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Shares, except as provided in Section 4.2.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1            Grant of SARs. Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under this Plan. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2            Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of this Plan as determined from time to time by the Committee; provided that no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR.

7.3            Grant Price. The grant price of an SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4            Exercise. Each SAR shall set the terms under which the SAR shall become exercisable, provided that, except as otherwise provided in an Award Agreement:

(i)            If Termination of Service occurs for a reason other than death, Disability or Cause, SARs that were vested and exercisable immediately before such Termination of Service, or become exercisable upon such Termination of Service, shall remain exercisable for a period of three (3) months following such Termination of Service (but not for more than ten (10) years from the Grant Date of the Award or expiration of the SAR Term, if earlier) and shall then terminate.

(ii)            If Termination of Service occurs by reason of death, or if the Participant dies in the three-month (3-month) period following Termination of Service for a reason other than Disability or Cause, SARs that were vested and exercisable immediately before death, or become exercisable upon death may be exercised for a period of nine (9) months following death (but not for more than ten (10) years from the Grant Date of the Award or expiration of the SAR Term, if earlier) and shall then terminate.

(iii)           If a Termination of Service occurs by reason of Disability, all SARs that were vested and exercisable immediately before such Termination of Service, or become exercisable upon such Termination of Service, shall remain exercisable for a period of six (6) months following Termination of Service (but not for more than ten (10) years from the Grant Date of the Award or expiration of the SAR Term, if earlier) and shall then terminate.

(iv)            If Termination of Service is for Cause, then any unexercised SARs shall be thereupon cancelled.

7.5            Payment. Upon the exercise of SARs, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the excess of the Fair Market Value of a Share on the date of exercise over 100% of the Fair Market Value of a Share on the Grant Date of the SAR (or such higher strike price as specified in the Award Agreement), by (b) the number of Shares with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The Fair Market Value of a Share on the Grant Date and date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6            Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Participants to qualify for an exemption from Section 16(b) of the Exchange Act.

7.7            Shareholder Privileges. No Participant shall have any rights as a shareholder with respect to any Shares covered by a SAR until the Participant becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Shares, except as provided in Section 4.2.

ARTICLE 8.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

8.1            Grant of Restricted Shares and Restricted Share Units. Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Shares and Restricted Share Units to any Eligible Person in such amounts as the Committee shall determine.

8.2             Award Agreement. Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or Restricted Share Units granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares and Restricted Share Units granted pursuant to this Plan as it may deem advisable, including, but not limited to, restrictions based upon the achievement of specific performance goals, time-based restrictions, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws.

8.3             Consideration for Restricted Shares. The Committee shall determine the amount of consideration, if any, other than services, that a Participant shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share, to the extent required by Applicable Law. Such payment shall be made in full by the Participant before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4            Effect of Forfeiture of Restricted Shares. If Restricted Shares are forfeited, and if the Participant was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Participant shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (a) the amount paid by the Participant for such Restricted Shares, or (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Participant the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Participant thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Participant accepts the Company’s tender of payment for such Restricted Shares.

8.5            Restricted Shares Book Entry, Escrow, Certificate Legends. The Committee may provide that Restricted Shares be held in book entry with the transfer agent until there is a lapse of the Period of Restriction with respect to such Restricted Shares and certificates are issued or until such Restricted Shares are forfeited, or the Committee may provide that the certificates for any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Shares under this Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

ARTICLE 9.

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1              Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of this Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as determined by the Committee.

9.2              Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Participant.

(i)               Performance Unit. Each Performance Unit may be denominated in cash and shall have an initial value that is established by the Committee at the time of grant.

(ii)            Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3            Earning, Form and Timing of Payment of Performance Units and Performance Shares. After the applicable Performance Period has ended, the amount earned by the Participant shall be based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

If a Participant is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

Settlement of Performance Units or Performance Shares shall be in Shares, unless at the discretion of the Committee and as set forth in the Award Agreement, settlement is to be in cash or in some combination of cash and Shares. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the latest to occur of (a) the vesting event, or (b) the determination of the level of achievement of the performance goals for the applicable Performance Period, but in no event later than two and one-half (2-1/2) months following the year in which the Performance Units or Performance Shares vest; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 14.

Subject to Section 5.10, at the discretion of the Committee, a Participant may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Participant.

ARTICLE 10.

DEFERRED AWARDS

The Committee is authorized, subject to limitations under Applicable Laws, to grant to Participants Deferred Awards, which may be a right to receive Shares or cash under the Plan (either independently or as an element of or supplement to any other Award under the Plan), including, as may be determined by the Committee, in lieu of any annual bonus that may be payable to a Participant under any applicable bonus plan or arrangement. The Committee shall determine the terms and conditions of such Deferred Awards, including, without limitation, the method of converting the amount of annual bonus into a Deferred Award, if applicable, and the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria, if any, applicable to such Deferred Awards. Shares shall not be issued with respect to a Deferred Award until any vesting or other conditions and criteria applicable to the Award have been satisfied. Deferred Awards shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share underlying a Deferred Award or the right to receive any dividend, dividend equivalent or other right). The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any Deferred Award may be made.

ARTICLE 11.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with another Award. Subject to Section 5.10, the Committee may provide that Dividend Equivalents be paid or distributed when accrued or deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 12.

OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other incentive awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan including, subject to Section 17.2, Shares awarded which are not subject to any restrictions or conditions and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of this Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine. Payment of Other Stock- Based Awards shall be made in a lump sum following the latest to occur of (a) the vesting event, or, if applicable, (b) the determination of the level of achievement of the performance goals for the applicable Performance Period, but in no event later than two and one-half (2-1/2) months following the year in which the Award vests; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 14.

ARTICLE 13.

BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 14.

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares or cash that would otherwise be due by virtue to settle an Award. If any such deferral is required or permitted, such deferral shall be in accordance with applicable rules, policies and/or procedures established by the Committee, including, but not limited to, those rules established to comply with Code Section 409A. Except as otherwise provided in the Award Agreement or pursuant to applicable Participant elections, and subject to rules established in compliance with Code Section 409A, any payment or any Shares that are subject to such deferral shall be made or delivered to the Participant upon the Participant’s Termination of Service.

ARTICLE 15.

REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION

15.1           Change of Control.

(i)              Vesting on Change of Control; Termination. An Award Agreement or other agreement between the Participant and the Company or an Affiliate may provide that an Award vests upon the occurrence of Termination of Service on Account of a Change of Control, and, unless the Award Agreement or other agreement between the Participant and the Company or an Affiliate provides otherwise, any Awards that vest based on satisfaction of performance criteria and for which the performance period is not complete at the time of Participant's Termination of Service will vest as if the performance criteria were met at the target level.

(ii)             Award Continuation, Assumption, or Replacement. In the case of any Change of Control of the Company, unless the Award Agreement or other agreement between the Participant and the Company or an Affiliate provides otherwise, any or all outstanding Awards may be continued or assumed or an equivalent award may be substituted by the successor corporation.

(iii)            Vesting and Payment if Awards are not Continued, Assumed, or Replaced. To the extent Awards are not assumed or continued or replaced with an equivalent award, the Committee shall, in its discretion either (i) fully vest the Awards upon a Change of Control, with Awards that vest based upon satisfaction of performance goals and for which the performance period has not ended as of the Change of Control vesting as if such performance criteria were satisfied at the target level, and provide for a period of exercise of Options and SARS, conditioned on, and effective immediately before, a Change of Control, or (ii) cancel such Awards in exchange for an amount that the Participant would have received if such Awards were vested, exercised (other than Options if at the time of such cancellation the Option Price with respect to such Option exceeds the Fair Market Value of the Shares subject to the Option at the time of such cancellation), and fully settled immediately prior to the Change of Control, and payment of which the Committee may subject to vesting conditions comparable to those of the cancelled Award. Awards fully vested pursuant to clause (i) of the preceding sentence may also be cancelled in exchange for a payment (in cash, or in securities or other property) in the amount that the Participant would have received (net of any exercise price payable) if such Awards were vested, exercised (other than Options if at the time of such cancellation the Option Price with respect to such Option exceeds the Fair Market Value of the Shares subject to the Option at the time of such cancellation), and fully settled immediately prior to the Change of Control. To the extent consistent with and not in violation of Code Section 409A, payments with respect to Awards that are cancelled pursuant to this Section 16.1 may be made in any form, and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form and conditions applicable to payments to the Company’s shareholders in connection with the Change of Control and may include subjecting such payments to escrow or holdback terms comparable to those imposed upon on payments to the Company’s shareholders in connection with Change of Control. Any payments made in respect of a termination or cancellation of an Award shall be reduced in each case by any applicable federal, state and local taxes required to be withheld by the Company.

15.2           Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

15.3           Parachute Limitation. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a participant with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Code Section 280G(c), any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”). Parachute Payments shall be reduced, if at all, pursuant to this Section 15.3, in accordance with Code Section 409A and in the following order:

(i)              First, payments that do not constitute nonqualified deferred compensation subject to Code Section 409A shall be reduced first.

(ii)             Second, all other payments that are cash payments shall be reduced.

(iii)           Third, all other payments that are not cash shall be reduced in reverse order of scheduled payment date.

To the extent that an Other Agreement exists, payments under the Plan shall be governed by the provisions in the Other Agreement that apply to payments that are contingent on a Change of Control.

ARTICLE 16.

AMENDMENT, MODIFICATION, AND TERMINATION

16.1            Amendment, Modification, and Termination. Subject to Section 16.3, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate this Plan in whole or in part without the approval of the Company’s shareholders, except that any amendment or alteration shall be subject to the approval of the Company’s shareholders if (a) such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (b) the Board, in its discretion, determines to submit such amendments or alterations to shareholders for approval. The Board may delegate to the Committee any or all of the authority of the Board under this Section 16.1.

16.2            Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that to the extent an Award is intended to meet the requirements of the Performance-Based Exception no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s meeting such requirements.

16.3           Awards Previously Granted. Except as otherwise specifically permitted in this Plan or an Award Agreement, no termination, amendment, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant of such Award.

16.4           Contemplated Amendments. It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide Eligible Persons with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and Code Section 457A and/or to bring this Plan and/or Awards granted under it into compliance therewith.

ARTICLE 17.

WITHHOLDING

17.1            Withholding.

(i)               The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Participant may elect to make payment for the withholding of federal, state, local and foreign taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(a)               payment of an amount in cash equal to the amount to be withheld;

(b)              delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(c)               requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares, upon the transfer of Deferred Stock, or upon the settlement and payment of a Performance Shares Award or Restricted Share Unit Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(d)              withholding from any compensation otherwise due to the Participant.

With respect to any Awards to be satisfied by withholding Shares pursuant to clause (c) above, the number of Shares withheld shall be equal to the number of whole Shares (rounded up to the nearest whole Share) necessary to meet the amount of taxes, including FICA taxes, to be withheld under federal, state, local and foreign law. An election by Participant under this subsection is irrevocable. Any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash or withheld from a Participant’s other compensation from the Company or an Employer.

(ii)              Any Participant who makes a Disqualifying Disposition (as defined in Section 6.4(vii)) or an election under Code Section 83(b) shall remit to the Company, and the Company shall have the right to withhold, an amount sufficient to satisfy all resulting tax withholding amounts in the same manner as set forth in subsection (i).

17.2           Notification under Code Section 83(b). If the Participant, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Participant from making the election described above.

ARTICLE 18.

ADDITIONAL PROVISIONS

18.1            Successors. All obligations of the Company under this Plan and any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2           Code Section 409A and Taxation of Plan Awards Generally. Awards under this Plan are intended to either be exempt from, or comply with, Code Section 409A and Code Section 457A, and, to the maximum extent permitted, this Plan shall be interpreted and administered in accordance with this intent. Specifically, it is intended that all Awards of Options, SARs, and Restricted Stock not provide for the deferral of compensation within the meaning of Code Section 409A or Code Section 457A. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that are payable upon the “separation from service” of a Participant who is a “specified employee,” as such terms are defined for purposes of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day that is after the earlier of the date that is six months after the Participant’s Separation from Service or the Participant’s death. “Specified employees” shall be identified under the default provisions under Code Section 409A, unless the Company or the Committee establishes alternate rules that comply with Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty; nor shall the Company or the Committee have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liability.

18.3          Severability. If any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of this Plan. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

18.4            Requirements of Law. The granting of Awards and the delivery of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of this Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Company of any Applicable Laws.

18.5            Securities Law Compliance.

(i)               If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under this Plan as it may deem advisable. All certificates for Shares delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(ii)              If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6            No Rights as a Shareholder. No Participant shall have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Participant or in escrow by the Secretary of the Company, shall confer on the Participant all rights of a shareholder of the Company, except as otherwise provided in this Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7            Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between the Company or any Affiliate and the Participant, except as such agreement shall otherwise expressly provide.

18.8           Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.9           Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10          Share Certificates. All certificates for Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11         Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s or an Employer’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines.

18.12          Sub-plans. The Committee may from time to time establish sub-plans under this Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of this Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

18.13        Use of Proceeds from Shares. Proceeds from the sale of Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

18.14         Affiliation. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or consulting contract at any time, nor confer upon any Participant the right to continue in the employ of or as an officer of or as a Consultant to the Company or any Affiliate.

18.15         Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.16         Military Service. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, Awards shall at all times be administered and interpreted in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended, supplemented or replaced from time to time.

18.17          Construction. The following rules of construction will apply to this Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders; and (c) “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

18.18          Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.19         Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Participant’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.